PROMISSORY NOTE

$1,000,000                                              January 22, 1997


            FOR VALUE RECEIVED, EA Industries, Inc., a New Jersey corporation ("Borrower") promises to pay to the order of Millenco L.P. ("Lender") the principal sum of One Million Dollars ($1,000,000) together with interest thereon from the date hereof at an annual rate of thirteen and one-half percent (13.5%). After the occurrence of a Default which has not been cured, all outstanding principal and interest on this Note shall accrue interest at the rate of twenty percent (20%) per annum.

            Interest shall be payable on the first day of each month beginning on March 1, 1997 and continuing thereafter until the maturity date of this note. All outstanding principal and interest shall be payable on the maturity date of January 17, 1998. Interest shall be calculated on the basis of a 360 day year, but charged for the number of days actually elapsed during any year or part thereof.

            All payments of principal, interest, and fees hereunder shall be made by Borrower without defense, set off, or counterclaim and in same day funds and delivered to Lender by wire transfer not later than 5:00 P.M. (New York time) on the date due at Lender's office located at 111 Broadway, New York, NY 10006 or such other place as shall be designated in writing by Lender for such purpose. Funds received by Lender after that time shall be deemed to have been paid by Borrower on the next succeeding Business Day.

            Amounts outstanding under this Note may be prepaid in whole or in part at any time without premium or penalty, with any such prepayments being applied first to accrued and unpaid interest then to principal in the inverse order of maturity.

            Whenever any payment on this Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Note.

            The occurrence of any one or more of the following events shall be an event of default ("Default") hereunder:

            (a) Default shall be made in the payment of the principal of or interest on this Note when and as the same shall become due and payable, whether at a date fixed for payment, by acceleration or otherwise;

            (b) The Borrower shall:
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                  (i) admit in writing its inability to pay its debts generally as they become due;

                  (ii) file a petition in bankruptcy under the bankruptcy laws of the United States or any other jurisdiction (as such laws are now or in the future amended) or any admission seeking the relief therein provided;

                  (iii) make an assignment for the benefit of its creditors;

                  (iv) consent to the filing of a petition against it under said bankruptcy laws; or

                  (v) be adjudicated a bankrupt;

            (c) A court order shall be entered appointing a receiver or trustee for all or a substantial part of the property of the Borrower, or approving as filed in good faith a petition filed against the Borrower under said bankruptcy laws.

            (d) If the weighted average price per share of the Aydin Corporation Common Stock as reported by Bloomberg Business Services in its Volume at Price Service at the close of business, averaged for any three consecutive trading days, is less than $5.00 per share.

            (e) If the Shares of Aydin Corporation pledged to the Lender pursuant to the Stock Pledge Agreement (the "Pledge Agreement") dated January 21, 1997 between Borrower and Lender are not transferred into the name of the Lender within one month after the date hereof.

            If any of the events described in paragraph (a) - (e) occur, Borrower shall have five (5) days to cure the default by paying Lender all outstanding principal and interest on the Note. If Borrower does not cure such default within that 5 day period, Borrower shall pay Lender a liquidated damages penalty of one hundred thousand dollars ($100,000) in addition to all other amounts, including without limitation, principal and interest as otherwise payable hereunder.

            If a registration statement covering the shares of Common Stock of the Company issuable pursuant to a Warrant issued to Lender on the date hereof has not become effective on or before April 20, 1998 so as to permit the disposition of all shares that have been or may be acquired under the Warrant dated January 21, 1997 between Borrower and Lender and the Lender has not exercised the right to demand repurchase granted therein, the Borrower shall pay the Lender the sum of fifty thousand dollars ($50,000) within three (3) days.
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            In addition to other remedies of Lender as set forth in this Note upon the occurrence of a Default, Lender may, without demand, by written notice to Borrower, cause this Note to become immediately due and payable.

            Borrower hereby waives presentment, demand for payment, notice of dishonor, protest or notice of protest and any and all notices or demands and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder in connection with the delivery, acceptance, performance, or default of this Note.

            The liabilities and obligations of Borrower hereunder shall be unconditional without regard to the liability or obligations of any other party and shall not be in any manner affected by any indulgence whatsoever granted or consented to by Lender, including, but not limited to, any extension of time, renewal, waiver or other modification. Any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time and from time to time thereafter.

            This Note has been executed, delivered, and accepted by the parties and will be deemed to have been made in New York and will be interpreted and the rights of the parties determined in accordance with the laws of the United States of America applicable thereto and the internal laws of the State of New York applicable to an agreement executed, delivered and performed therein without giving effect to the choice-of-law rules thereof or any other principle that could require the application of the substantive law of any other jurisdiction.

            Pledgor hereby irrevocably: (i) in any legal proceeding brought in connection with this Note: (1) submits to the exclusive in personam jurisdiction of any state or United States court of competent jurisdiction sitting in or with jurisdiction in, the State of New York; (ii) waives any objection that it may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court; and (iii) agrees that nothing contained herein shall affect Pledgee's right to effect service of process in any manner permitted by law. Any and all actions at law or in equity relating to this Note and the indebtedness shall be brought, and jurisdiction shall be had exclusively, in the courts of the State of New York, or at the election of the holder hereof, the United States District Court for the Eastern District of New York. Borrower consents in advance to service of process by mail to the address set forth in the Pledge Agreement.

            This Note may not be changed or amended orally but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

            If any provision of this Note is invalid and unenforceable then, to the fullest extent permitted by law: (i) the other provisions hereof shall remain in full force and effect in order to carry out the intentions of the parties hereto as nearly as may be possible; (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or
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enforceability of any such provision in any other jurisdiction; and (iii) such invalidity and unenforceability shall not affect any other provision hereof, but this Note shall be construed as if such invalid or unenforceable provision had never been contained herein.

            Nothing in this Note or otherwise shall require Borrower to pay any interest, liquidated damages or any other charge which might be construed as interest, in an amount which would subject Lender to any penalty or permit any declaration of invalidity of the Note or any payments of principal or interest made or to be made under the Note under any applicable usury or other law. In the event any payment of interest or any other amount which might be construed as interest pursuant to this Note or otherwise would subject Lender to such a penalty or permit any such declaration of invalidity, then such payments of interest, liquidated damages or other charges required to be made by the Borrower shall not be greater than the highest amount which, if construed as interest, would be authorized under applicable law without penalty or invalidity and any amounts otherwise paid in excess of any lawful amount shall, for all purposes, be deemed to have been a payment of principal hereunder.

            The parties acknowledge that the funds loaned to Borrower hereunder were funded to Borrower by wire transfer from Lender to Borrower at Borrower's bank located within the State of New York.

            Notwithstanding that the Obligations under this Note are secured under the Pledge Agreement, the Obligations under this Note and all Obligations under the Pledge Agreement are and shall be deemed to be full recourse obligations of the Borrower in all respects.

            IN WITNESS WHEREOF, and intending to be legally bound hereby, Borrower has executed this Note as an instrument under seal, and Lender has received this Note on the day and year first above written.

                               EA Industries, Inc.


                               By:____________________________